EXHIBIT 99.2

Slide Package

Slide 1 — Title

First Charter
Investment Community
Earnings Conference Call
Fourth Quarter 2001
January 16, 2002

Slide 2 — Forward-looking Statement

This presentation contains forward looking statements with respect to the financial conditions and results of operations of First Charter Corporation, including, without limitation, statements relating to the earnings outlook of the company.

These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) projected business increases in connection with the implementation of our business plan are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions or expenses in general are greater than expected; (4) general economic conditions, in the markets in which the company does business, are less favorable than expected; (5) changes in the interest rate environment reduce interest margins and affect funding sources; (6) changes in market rates and prices may adversely affect the value of financial products; (7) legislation or regulatory requirements or changes adversely affect the businesses in which the company is engaged; and (8) decisions to change the business mix of the company. For further information and other factors which could affect the accuracy of forward looking statements, please see First Charter’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934 which are available at the SEC’s website (www.sec.gov) or at First Charter’s website (www.firstcharter.com). Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s judgments only as of the date hereof. The company undertakes no obligation to publicly revise those forward looking statements to reflect events and circumstances that arise after the date hereof.

Slide 3 — Outline

-Fourth Quarter 2001 Results
-Earnings Guidance
—First Quarter 2002
—Fiscal Year 2002
-Questions and Answers

Slide 4 — Fourth Quarter 2001 Results

Diluted Earnings per Share |

	4th Quarter	YTD

2001	$0.26	$1.12

2000	$0.29	$0.79

Change	$(0.03)	$0.33

Fourth Quarter 2000 YTD Results include Restructuring Charges and Merger-Related Expenses of $0.39 EPS after-tax.

Slide 5 — Loan Portfolio
(Adjusted for $167 million mortgage loan securitization)

[Graph of Loan Portfolio]

	4Q2000	1Q2001	2Q2001	3Q2001	4Q2001

Loans (in million)	1,991	1,987	1,970	1,987	1,955

Slide 6 — Investment Portfolio
(Adjusted for $167 million mortgage loan securitization)

[Graph of Investment Portfolio]

	4Q2000	1Q2001	2Q2001	3Q2001	4Q2001

Investments (in million)	441	709	773	967	910

Slide 7 — Deposits

[Graph of Deposits]

	4Q2000	1Q2001	2Q2001	3Q2001	4Q2001

Deposits (in million)	1,998	2,012	2,119	2,164	2,163

Slide 8 — Management of Asset Quality

	4Q2000	1Q2001		2Q2001		3Q2001		4Q2001

Nonaccrual loans	26,587	28,384		28,605		26,502		23,824

Other real estate	2,989	2,207		3,454		3,067		8,049

Nonperforming assets	29,576	30,591		32,059		29,569		31,873

NPA to Total Assets	1.01%	0.99%		1.02%		0.88%		0.96%

NAL to Total Loans	1.23%	1.43%		1.45%		1.33%		1.22%

ALL to Total Loans	1.32%	1.41%		1.42%		1.42%		1.32%

YTD Net Charge-offs	0.20%	0.15	%(*)	0.19	%(*)	0.21	%(*)	0.33%

(*) — Annualized

Slide 9 — Historical Fed Funds

[Graph of Historical Fed Funds]

Fed Funds Rate

2/3/00	5.75%

3/21/00	6.00%

5/18/00	6.50%

1/4/01	6.00%

1/31/01	5.50%

3/20/01	5.00%

4/18/01	4.50%

5/17/01	4.00%

6/28/01	3.75%

8/22/01	3.50%

9/17/01	3.00%

10/3/01	2.50%

11/6/01	2.00%

12/11/01	1.75%

Slide 10 — Net Interest Margin

[Graph of Net Interest Margin]

	4Q2000	1Q2000	2Q2001	3Q2001	4Q2001

Prime Rate	9.50%	8.25%	6.75%	6.00%	4.75%

Yield on Interest Earning Assets	8.63%	8.25%	7.77%	7.41%	6.83%

Cost of Interest Bearing Liabilities	5.24%	5.09%	4.69%	4.30%	3.71%

Net Interest Margin	4.17%	3.90%	3.73%	3.68%	3.62%

Slide 11 — Noninterest Income

[Graph of Noninterest Income]

	4th Quarter	YTD

2000	$7,791	$30,666

2001	$11,183	$38,773

Slide 12 — Noninterest Expense
(Adjusted for $16.3 million restructuring charges and merger-related expenses)

[Graph of Noninterest Expense]

	4th Quarter	YTD

2000	$19,469	$92,727

2001	$24,766	$87,579

Slide 13 — Conference Call Outline

-Fourth Quarter 2001 Results
-Earnings Guidance
—First Quarter 2002
—Fiscal Year 2002
-Questions and Answers

Slide 14 — Economic Forecast

-Federal Reserve finished
-Improving economic forecast
-No inflationary pressure
-Short term rate unchanged

Slide 15 — Balance Sheet Growth

-Loans 8%
-Deposits 5%

Slide 16 — Net Interest Margin Forecast

Range
3.60% to 3.70%

Slide 17 — Noninterest Income Forecast

Growth(*)
6.0% to 7.0%
(*) - Growth percentage on noninterest income excluding Gain on Sale of Securities and Trading Gains.

Slide 18 — Noninterest Expense Forecast

Increase
8.5% to 9.0%

Slide 19 — Earnings per Share Forecast

	EPS

1Q 2002	$0.24	to	$0.26

YE2002	$1.25	to	$1.28

Slide 20 — Conference Call Outline

-Fourth Quarter 2001 Results
-Earnings Guidance

—First Quarter 2002
—Year End 2002
-Questions and Answers

Slide 21 — Picture and Logo

“Expect More From Us” is a promise to our clients and to the communities we serve that we will help them achieve their dreams.